                                                                 EXHIBIT e(1)(d)

                                 AMENDMENT NO. 3
                                     TO THE
                          MASTER DISTRIBUTION AGREEMENT

               (APPLICABLE TO CLASS A, CLASS C AND CLASS R SHARES)

        The Master Distribution Agreement (the "Agreement"), dated September 11, 2000, by and between AIM Advisor Funds, a Delaware business trust, and AIM Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM ADVISOR FUNDS

CLASS A SHARES
----------------------------------
AIM International Core Equity Fund
AIM Real Estate Fund

CLASS C SHARES
----------------------------------
AIM International Core Equity Fund
AIM Real Estate Fund

CLASS R SHARES
----------------------------------
AIM International Core Equity Fund"


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:      July 1        , 2002
      --------------------
                                             AIM ADVISOR FUNDS


Attest:     /s/ Lisa A. Moss                 By:   /s/ Robert H. Graham
          ------------------------------          ----------------------------
          Assistant Secretary                     Robert H. Graham
                                                  President



                                             AIM DISTRIBUTORS, INC.


Attest:    /s/ Lisa A. Moss                  By:   /s/ Michael J. Cemo
          ------------------------------          ---------------------------
          Assistant Secretary                     Michael J. Cemo
                                                  President